Exhibit 99.1

INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES FIRST QUARTER

EARNINGS UP 11%

Contact:	John N. Spinney, Jr.
(617) 937-3500
john.spinney@ibtco.com

BOSTON, MA, April 13, 2005 - Investors Financial Services Corp. (Nasdaq: IFIN) reported first quarter diluted earnings per share of $0.60, an increase of 11% from diluted earnings per share of $0.54 in the first quarter of 2004.  Net income for the first quarter of 2005 was $40.9 million, up 12% from $36.6 million in net income in the first quarter of 2004.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, “Investors Financial Services again delivered solid results in the first quarter of 2005.  Our core services revenue grew impressively on both a year-over-year and linked quarter basis, driven by new business wins and client fund flows.  We continue to have a number of exciting opportunities in our pipeline to drive earnings growth in fiscal year 2005.”

Net operating revenue for the first quarter grew 8% to $167.8 million from $155.2 million for the same period in 2004. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration grew to $88.5 million for the first quarter, up 16% from $76.1 million for the same period in the prior year. Revenue from ancillary services including securities lending, foreign exchange and cash management sweep services decreased to $26.7 million for the quarter, down 11% from $30.1 million in the first quarter of 2004. Net interest income decreased 2% to $47.6 million for the first quarter of 2005 from $48.4 million for the same period in 2004. Operating expenses for the first quarter of 2005 grew 5% to $104.8 million from $100.1 million for the same period in 2004.

Assets processed for clients totaled approximately $1.47 trillion at March 31, 2005 compared to $1.43 trillion at December 31, 2004 and $1.13 trillion at March 31, 2004.

Today the Company also announced that its Board of Directors declared a cash dividend on its common stock of $0.02 per share.  The dividend is payable May 16, 2005 to stockholders of record as of April 29, 2005.

Investors Financial will broadcast a conference call, via the Internet, today, April 13, 2005 at 5:00 p.m. ET. The call will be accessible on Investors Financial’s home page at www.ibtco.com.  The conference call will also be available via telephone at (719) 457-2727, confirmation code 2889413.  Recorded replays of the conference call will be available on the website and by dialing (719) 457-0820, confirmation code 2889413.

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Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks, and insurance companies.  Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including global custody, multicurrency accounting, and mutual fund administration, as well as value-added services including securities lending, foreign exchange, and cash management.  Offices are located in the United States, Canada, Cayman Islands, and Ireland.  Visit Investors Financial on the web at www.ibtco.com.

This news release contains forward-looking statements (statements that are not historical facts) made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements, such as the Company’s statements regarding its pipeline and ability to grow diluted earnings per share for the year ending December 31, 2005 are based upon assumptions and estimates that might not be realized and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements.  Such risks and uncertainties include the timing of new sales, the performance of global financial markets, changes in interest rates, changes in the relationship between long-term and short-term interest rates, regulatory actions affecting the Company’s clients, the Company’s ability to manage the conversion of new business, and the Company’s ability to continue to manage its costs, including the costs of compliance with increasing regulatory requirements. Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

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Investors Financial Services Corp.

Condensed Consolidated Statements of Income (unaudited)

(Dollars in thousands, except share data)

	For the Three Months Ended
	March 31,
	2005	2004
Operating Revenue:
Asset servicing fees:
Core service fees	$88,544	$76,094
Ancillary service fees	26,659	30,093
Total asset servicing fees	115,203	106,187
Other operating income	785	349
Gain on sale of investment	4,188	234
Total operating revenue	120,176	106,770

Interest income	98,055	73,636
Interest expense	50,442	25,215
Net interest income	47,613	48,421
Net operating revenue	167,789	155,191
Operating Expenses:
Compensation and benefits	56,919	55,323
Technology and telecommunications	12,836	10,266
Transaction processing services	11,120	10,940
Depreciation and amortization	7,891	7,954
Occupancy	6,613	7,391
Professional fees	2,973	3,238
Travel and sales promotion	1,349	1,082
Insurance	1,129	1,196
Other operating expenses	3,962	2,744
Total operating expenses	104,792	100,134

Income Before Income Taxes	62,997	55,057

Provision for income taxes	22,049	18,504
Net Income	$40,948	$36,553
Basic Earnings Per Share	$0.61	$0.56
Diluted Earnings Per Share	$0.60	$0.54

Share Information (unaudited)

	For the Three Months Ended
	March 31,
	2005	2004

Common stock outstanding	66,796,243	66,027,734
Weighted-average basic shares	66,718,362	65,837,110
Weighted-average diluted shares	68,617,491	67,712,952

Investors Financial Services Corp.
Condensed Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share data)

	March 31,	December 31,
	2005	2004

Assets
Cash and due from banks	$35,553	$49,059
Securities held to maturity (approximate fair value of $6,599,288 and $5,937,462 at March 31, 2005 and December 31 2004, respectively)	6,609,230	5,942,717
Securities available for sale	4,490,398	4,565,505
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at March 31, 2005 and December 31, 2004	265,758	134,530
Accrued interest and fees receivable	99,608	89,292
Equipment and leasehold improvements, less accumulated depreciation of $60,769 and $61,017 at March 31, 2005 and December 31, 2004, respectively	66,862	67,883
Goodwill, net	79,969	79,969
Other assets	187,699	188,870
Total Assets	$11,885,077	$11,167,825

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$541,252	$690,308
Savings	3,659,996	4,448,405
Time	662,669	257,669
Total deposits	4,863,917	5,396,382

Securities sold under repurchase agreements	4,640,959	4,255,497
Short-term and other borrowings	1,319,712	594,681
Due to brokers for open trades payable	112,805	5,475
Junior subordinated deferrable interest debentures	24,774	24,774
Accrued taxes and other expenses	71,143	54,967
Other liabilities	110,639	123,787
Total liabilities	11,143,949	10,455,563

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued and outstanding: none at March 31, 2005 and December 31, 2004)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000; issued and outstanding: 66,796,243 and 66,595,349 at March 31, 2005 and December 31, 2004, respectively)	669	667
Surplus	279,353	272,536
Deferred compensation	(465)	(572)
Retained earnings	457,650	418,034
Accumulated other comprehensive income, net	6,212	23,888
Treasury stock, at cost (73,235 shares at March 31, 2005 and December 31, 2004)	(2,291)	(2,291)
Total stockholders’ equity	741,128	712,262
Total Liabilities and Stockholders’ Equity	$11,885,077	$11,167,825

Investors Financial Services Corp.

Average Balance Sheet (unaudited)

(Dollars in thousands)

	Three Months Ended March 31, 2005			Three Months Ended March 31, 2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$60,611	$363	2.40%	$67,560	$162	0.96%
Investment securities (1)	10,658,090	96,132	3.61%	8,851,155	72,350	3.27%
Loans	163,177	1,560	3.82%	198,970	1,124	2.26%
Total interest-earning assets	10,881,878	98,055	3.60%	9,117,685	73,636	3.23%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	604,181			487,392
Total assets	$11,485,959			$9,604,977
Interest-bearing liabilities:
Deposits:
Savings	$3,496,407	$14,581	1.67%	$3,924,863	$11,369	1.16%
Time	107,334	664	2.47%	129	—	—
Securities sold under repurchase agreements	5,055,797	26,354	2.09%	3,691,117	7,649	0.83%
Junior subordinated debentures	24,774	605	9.77%	24,774	605	9.77%
Other borrowings(2)	1,290,073	8,238	2.55%	732,527	5,592	3.05%
Total interest-bearing liabilities	9,974,385	50,442	2.02%	8,373,410	25,215	1.20%
Noninterest-bearing liabilities:
Demand deposits	334,974			308,916
Savings	77,766			80,953
Noninterest-bearing time deposits	165,444			164,121
Other liabilities	195,776			105,964
Total liabilities	10,748,345			9,033,364
Equity	737,614			571,613
Total liabilities and equity	$11,485,959			$9,604,977
Net interest income		$47,613			$48,421
Net interest margin (3)			1.75%			2.12%

Average interest rate spread (4)			1.58%			2.03%
Ratio of interest-earning assets to interest-bearing liabilities			109.10%			108.89%

(1)          Average yield/cost on available for sale securities is based on amortized cost.

(2)          Interest expense for the three months ended March 31, 2004 includes a contractual prepayment penalty of $2.6 million for the prepayment of certain FHLBB borrowings.

(3)          Net interest income divided by total interest-earning assets.

(4)          Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

Asset servicing fees by service lines (unaudited) (dollars in thousands)

	For the Three Months Ended
	March 31,
	2005	2004

Core service fees:
Custody, accounting and administration	$88,544	$76,094

Ancillary service fees:
Foreign exchange	13,249	18,495
Cash management	7,364	5,600
Securities lending	3,680	2,143
Investment advisory	1,715	3,470
Other service fees	651	385
Total ancillary service fees	26,659	30,093

Total asset servicing fees	$115,203	$106,187

Change in net assets processed (unaudited) (dollars in billions):

For the Three Months Ended
March 31, 2005

Net assets processed, beginning of period	$1,430
Change in net assets processed:
Sales to new clients	1
Further penetration of existing clients	7
Lost clients	(9)
Fund flows and market gain	40
Total change in net assets processed	39
Net assets processed, end of period	$1,469